Exhibit 99.1

COEUR

THE PRECIOUS METALS COMPANY

NEWS RELEASE

Contact: Scott Lamb 208-665-0777

COEUR REPORTS RECORD RESULTS FOR FIRST QUARTER OF 2006

— HIGHLIGHTS —

•	Record net income of $14.3 million, or $0.05 per diluted share

•	31% increase in silver production from continuing operations quarter-over-quarter

•	Cash cost/ounce of silver at $3.94 for continuing operations

•	8% decline in corporate G&A quarter-over-quarter

•	Gold production of 25,581 ounces

•	Record quarterly operating cash flow of $17.2 million

•	Encouraging results from exploration at Cerro Bayo

COEUR D’ALENE, Idaho — May 8, 2006 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM) today reported all-time record quarterly net income of $14.3 million, or $0.05 per diluted share, for the first quarter of 2006, compared to a net loss of $1.1 million, or $0.00 per diluted share, for the year-ago period.

Metal sales for the first quarter of 2006 were $44.9 million, a 39 percent increase compared to metal sales of $32.2 million in the year-ago period.

In commenting on the company’s performance relative to the year-ago quarter, Dennis E. Wheeler, Chairman, President and Chief Executive Officer, said, “The company reported superlative income due largely to a 31 percent increase in silver production from continuing operations, a reduction in our cash cost per ounce of silver to below $4.00 for continuing operations, an 8 percent decline in our corporate overhead expenses, and higher realized prices for silver and gold."

Wheeler added, “The groundwork we have done over the past two years specifically to improve operating efficiency and add low-cost production has prepared the company to benefit from the current strong market conditions. In particular, operations at the Rochester and Martha mines improved significantly quarter-over-quarter. And while Cerro Bayo got off to a slow start in the first quarter, we expect results to improve markedly as mining returns to higher-grade areas there for the balance of the year. We expect to see a continuation of strong performance improvement trends over the course of 2006.”

First Quarter 2006 Results (May 8, 2006)	Page 1 of 11

Highlights by Individual Property

•	Cerro Bayo (Chile) — Silver and gold production were below the levels of the year-ago period because the mine concentrated on lower-grade veins during the quarter. The lower volumes and the associated reduction in the gold by-product credit — along with inflationary cost increases for energy — were largely responsible for the increase in silver cash cost per ounce. Cerro Bayo’s mine plan calls for work to be focused on higher-grade areas for the balance of 2006 and for production to return to historical levels.

•	Martha (Argentina) – Silver and gold production both increased approximately 42% due to higher ore grades and tons milled. Cash costs per ounce of silver declined, due to the higher production.

•	Rochester (Nevada) – Silver production was up modestly compared to that of the year-ago period, while gold production increased 15%. Cash cost per ounce declined by 31% as compared to that of the year-ago period.

•	Endeavor (Australia) — Silver production more than doubled from the level of the fourth quarter of 2005 as the mine continued its steady recovery from an uncontrolled rock fall in October 2005 that limited mining activity and affected cash cost per ounce during the fourth quarter. At a silver cash cost per ounce of $2.13, Endeavor was the lowest-cost mine in Coeur’s system during the first quarter of 2006. (Year-ago comparisons for Endeavor are not meaningful because the mineral interest was acquired in the second quarter of 2005.)

•	Broken Hill (Australia) – Silver production was 557,311 ounces in the first quarter of 2006, with a cash cost per ounce of $2.89. (Year-ago comparisons for Broken Hill are not meaningful because the mineral interest was acquired in the third quarter of 2005.)

Balance Sheet and Capital Investment Highlights

The company had $374.3 million in cash and short-term investments as of March 31, 2006.  Capital spending during the first quarter of 2006 totaled $27.8 million, most of which was spent on the Kensington (Alaska) gold project and the San Bartolome (Bolivia) silver project as summarized below.

•	At Kensington, capital investment totaled $23.8 million during the quarter as the company continued with an aggressive construction schedule. The company is aiming to complete the project and start producing gold toward the end of 2007. To date, the company has completed extensive underground work to prepare the mine for operation. Above-ground, Coeur has built a camp for construction workers, installed a water treatment plant, a temporary dock, and completed much of the grading and site preparation for the construction of the mill. In coming months, most of the work will focus on construction of a tailings impoundment dam and construction of the mill.

•	At San Bartolome, capital investment totaled $1.9 million during the quarter. The company is aiming to complete the project and begin producing silver toward the end of 2007. In advance of anticipated resumption of full-scale construction in approximately July 2006, the company has focused on construction of access roads to and around the site, rough cut grading of the mill site, preparation of an ore stockpile area, movement of some ore to stockpile and the construction of a fence around the perimeter of the plant site area.

Exploration Highlights

Exploration activity was concentrated at the company’s Cerro Bayo, Martha and Kensington properties, where Coeur already has sizable mineral resources and mineral reserves within large, prospective land packages and where, at Cerro Bayo and Martha, mineral reserves and resources have increased for three consecutive years.

First Quarter 2006 Results (May 8, 2006)	Page 2 of 11

At Cerro Bayo, exploration in the area of the new Cascada vein discovered new mineralization 250 meters to the north in a potential extension.  Initial drilling returned values of 6.26 silver ounces per ton and 0.29 gold ounces per ton over 7.7 feet of core (4 feet true width), and 44.2 silver ounces per ton and 1.92 gold ounces per ton over 11 feet of core (7.5 feet true width).  Follow-up drilling is underway on these encouraging high-grade results.

At Martha, approximately 30,500 feet of drilling was accomplished during the first quarter to expand reserves and discover new mineralization.  Results obtained from drilling R4 Deep, Francisca, and Catalina continues to expand the strike and depth of the mineralization in those veins, which were discovered in 2004.  Drilling will continue throughout the year on these and other targets in the Martha mining district.

The company recommenced an underground core drilling program at Kensington in a continuation of the program conducted in the second half of 2005.  The program is designed to expand mineral reserves through conversion of portions of the project’s large, additional mineral resource consisting of indicated mineral resource of 617,000 tons grading 0.436 ounces per ton of gold and inferred resources of 2.5 million tons grading 0.234 ounces per ton of gold.  Approximately 4,600 feet were drilled in this program during the quarter.

Discontinued Operation

As previously announced, Coeur has signed an agreement to sell 100% of its shares in Coeur Silver Valley (CSV) to U.S. Silver Corporation for $15 million.  The company expects the sale to close by June 1, 2006.  For financial reporting purposes, results of Coeur Silver Valley are reported as discontinued operations.

Coeur d’Alene Mines Corporation is one of the world’s leading primary silver producers and has a strong presence in gold.  The Company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada, and Idaho.

Conference Call Information

Coeur d’Alene Mines Corporation will hold a conference call to discuss the Company’s first quarter 2006 results at 1 p.m. Eastern time on May 8, 2006. To listen live via telephone, call (877) 502-9276 (US and Canada) or (913) 981-5591 (International). The conference call and presentation will also be web cast on the Company’s web site www.coeur.com.  A replay of the call will be available through May 14, 2006.  The replay dial-in numbers are (888) 203-112 (US and Canada) and (719) 457-0820 (International) and the access code is 8182471.

Cautionary Statement

Company press releases may contain numerous forward-looking statements within the meaning of securities legislation in the United States and Canada relating to the Company’s silver and gold mining business. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control.  Operating, exploration and financial data, and other statements in this document are based on information the Company believes reasonable, but involve significant uncertainties as to future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from the Company’s future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in the Company’s filings from time to time with the SEC and the Ontario Securities Commission, including, without limitation, the Company’s reports on Form 10-K and Form 10-Q.  Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

First Quarter 2006 Results (May 8, 2006)	Page 3 of 11

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release such as “measured,” “indicated,” “inferred” and “resources” that the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K, File No. 1-8641 which may be secured from us, or from the SEC’s website at: http://sec.gov/edgar.shtml.

Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the preparation of the scientific and technical information in this document. Mr. Birak has reviewed the available data and procedures and believes the collection of exploration data and calculation of mineral reserves reported in this document was conducted in a professional and competent manner.

First Quarter 2006 Results (May 8, 2006)	Page 4 of 11

First Quarter 2006 Results (May 8, 2006)	Page 4 of 11

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
(Unaudited)

	Three Months ended March 31,
	2006	2005
REVENUES

Sales of metal	$44,854	$32,235

COSTS AND EXPENSES
Production costs applicable to sales	20,099	17,342
Depreciation and depletion	6,318	4,149
Administrative and general	5,090	5,549
Exploration	1,968	2,709
Pre-development	--	2,369
Litigation settlement	--	1,600

Total cost and expenses	33,475	33,718

OTHER INCOME AND EXPENSE
Interest and other income	2,521	1,948
Interest expense, net of capitalized interest	(521)	(570)

Total other income and expense	2,000	1,378

Income (loss) from continuing operations before income taxes	13,379	(105)
Income tax benefit (provision)	347	(679)

INCOME (LOSS) FROM CONTINUING OPERATIONS	13,726	(784)
Income (loss) from discontinued operations, net of income taxes	612	(361)

NET INCOME (LOSS)	14,338	(1,145)
Other comprehensive income (loss)	4	(1)

COMPREHENSIVE INCOME (LOSS)	$14,342	$(1,146)

BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Income (loss) from continuing operations	$0.06	$(0.00)
Income (loss) from discontinued operations	--	--

Net income (loss)	$0.06	$(0.00)

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.05	$(0.00)
Income (loss) from discontinued operations	--	--

Net income (loss)	$0.05	$(0.00)

Weighted average number of shares of common stock
Basic	252,485	239,985
Diluted	277,383	239,985

First Quarter 2006 Results (May 8, 2006)	Page 5 of 11

Operating Statistics From Continuing Operations

        The following table presents information by mine and consolidated sales information for the three-month periods ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
Rochester
Tons processed	2,531,900	2,358,413
Ore grade/Ag oz	0.67	0.91
Ore grade/Au oz	0.014	0.010
Recovery/Ag oz (A)	67.4%	52.8%
Recovery/Au oz (A)	46.5%	62.2%
Silver production ounces	1,148,363	1,135,997
Gold production ounces	16,117	13,992
Cash cost/oz	$4.32	$6.30
Total cost/oz	$7.61	$8.53
Cerro Bayo
Tons milled	100,275	98,584
Ore grade/Ag oz	5.54	7.05
Ore grade/Au oz	.095	.162
Recovery/Ag oz	92.9%	94.9%
Recovery/Au oz	92.2%	92.8%
Silver production ounces	515,822	659,293
Gold production ounces	8,794	14,868
Cash cost/oz (B)	$3.46	$(0.15)
Total cost/oz	$5.94	$1.78
Martha Mine
Tons milled	8,849	7,837
Ore grade/Ag oz	65.86	50.99
Ore grade/Au oz	.082	.065
Recovery/Ag oz	93.3%	94.9%
Recovery/Au oz	92.3%	92.7%
Silver production ounces	543,486	379,060
Gold production ounces	670	471
Cash cost/oz	$4.93	$5.07
Total cost/oz	$5.37	$5.51
Endeavor (C)
Tons milled	103,003	--
Ore grade/Ag oz	1.30	--
Recovery/Ag oz	62.9%	--
Silver production ounces	84,280	--
Cash cost/oz	$2.13	--
Total cost/oz	$3.43	--
Broken Hill (C)
Tons milled	527,096	--
Ore grade/Ag oz	1.46	--
Recovery/Ag oz	72.3%	--
Silver production ounces	557,311	--
Cash cost/oz	$2.89	--
Total cost/oz	$5.64	--
CONSOLIDATED PRODUCTION TOTALS
Silver ounces	2,849,262	2,174,350
Gold ounces	25,581	29,331
Cash cost per oz/silver	$3.94	$4.13
Total cost/oz	$6.37	$5.95
CONSOLIDATED SALES TOTALS
Silver ounces sold	2,877,890	2,653,097
Gold ounces sold	25,734	35,184
Realized price per silver ounce	$10.36	$6.82
Realized price per gold ounce	$588	$424

First Quarter 2006 Results (May 8, 2006)	Page 6 of 11

(A)	The leach cycle at Rochester requires 5 to 10 years to recover gold and silver contained in the ore. The Company estimates the ultimate recovery to be approximately 61.5% for silver and 93% for gold. As a result, current recovery may vary significantly from ultimate recovery. See Critical Accounting Policies and Estimates – Ore on Leach Pad.

(B)	The negative cash cost per ounce of silver is the result of the gold by-product credit as a reduction of operating costs.

(C)	The Company acquired its interests in the Endeavor and Broken Hill mines in May 2005 and September 2005, respectively.

Operating Statistics From Discontinued Operation

        The following table presents information for Coeur Silver Valley which has been classified as held for sale and reported as discontinued operations:

	Three Months Ended March 31,
	2006	2005
Silver Valley/Galena
Tons milled	32,652	37,458
Ore grade/Silver oz	15.91%	19.50
Recovery/Silver oz	96.2%	97.2%
Silver production ounces	499,647	710,296
Cash cost/oz	$9.24	$6.73
Total cost/oz	$10.43	$7.45
Gold production	122	92

“Cash Costs per Ounce” are calculated by dividing the cash costs computed for each of the Company’s mining properties for a specified period by the amount of gold ounces or silver ounces produced by that property during that same period. Management uses cash costs per ounce as a key indicator of the profitability of each of its mining properties. Gold and silver are sold and priced in the world financial markets on a US dollar per ounce basis.

“Cash Costs” are costs directly related to the physical activities of producing silver and gold, and include mining, processing and other plant costs, third-party refining and smelting costs, marketing expense, on-site general and administrative costs, royalties, in-mine drilling expenditures that are related to production and other direct costs. Sales of by-product metals are deducted from the above in computing cash costs. Cash costs exclude depreciation, depletion and amortization, corporate general and administrative expense, exploration, interest, and pre-feasibility costs and accruals for mine reclamation. Cash costs are calculated and presented using the “Gold Institute Production Cost Standard” applied consistently for all periods presented.

Total cash costs per ounce is a non-GAAP measurement and investors are cautioned not to place undue reliance on it and are urged to read all GAAP accounting disclosures presented in the consolidated financial statements and accompanying footnotes. In addition, see the reconciliation of “cash costs” to production costs under “Costs and Expenses” set forth below:

The following tables present a reconciliation between non-GAAP cash costs per ounce to GAAP production costs applicable to sales reported in the Statement of Operations:

THREE MONTHS ENDED MARCH 31, 2006
(In thousands except ounces and per ounce costs)

	Rochester	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	1,148,363	515,822	543,486	84,280	557,311	2,849,262
Cash Costs per ounce	$4.32	$3.46	$4.93	$2.13	$2.89	$3.94

Total Cash Costs	$4,965	$1,783	$2,681	$179	$1,609	$11,217
Add/Subtract:
Third Party Smelting Costs	--	(770)	(312)	(103)	(572)	(1,757)
By-Product Credit	8,941	4,873	371	--	--	14,185
Other Adjustments	739	--	--	--	--	739
Change in Inventory	(2,893)	(1,352)	(63)	(48)	71	(4,285)

Production costs applicable to sales	$11,752	$4,534	$2,677	$28	$1,108	$20,099

First Quarter 2006 Results (May 8, 2006)	Page 7 of 11

THREE MONTHS ENDED MARCH 31, 2005
(In thousands except ounces and per ounce costs)

	Rochester	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	1,135,997	659,293	379,060	--	--	2,174,350
Cash Costs per ounce	$6.30	$(0.15)	$5.07	--	--	$4.13

Total Cash Costs (000's)	$7,153	$(98)	$1,921	--	--	$8,976
Add/Subtract:
Third Party Smelting Costs	--	(719)	(197)	--	--	(916)
By-Product Credit	5,991	6,348	201	--	--	12,540
Other Adjustment	(100)	--	--	--	--	(100)
Change in Inventory	(3,557)	674	(275)	--	--	(3,158)

Production costs applicable to sales	$9,487	$6,205	$1,650	--	--	$17,342

The following tables present a reconciliation between non-GAAP cash costs per ounce to GAAP production costs applicable to sales reported in Discontinued Operations (see Note D):

THREE MONTHS ENDED MARCH 31,
(In thousands except ounces and per ounce costs)

Coeur Silver Valley/Galena	2006	2005
Production of Silver (ounces)	499,647	710,296
Cash Costs per ounce	$9.24	$6.73

Total Cash Costs (000's)	$4,615	$4,782
Add/Subtract:
Third Party Smelting Costs	(869)	(1,124)
By-Product Credit	796	938
Change in Inventory	(282)	(697)

Production costs applicable to sales	$4,260	$3,899

First Quarter 2006 Results (May 8, 2006)	Page 8 of 11

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS	March 31, 2006	December 31, 2005
	(In Thousands)
CURRENT ASSETS
Cash and cash equivalents	$347,651	$214,616
Short-term investments	26,690	25,726
Receivables	23,038	27,986
Ore on leach pad	27,743	25,394
Metal and other inventories	12,986	12,807
Deferred tax assets	2,678	2,255
Prepaid expenses and other	6,388	4,707
Assets of operations held for sale (Note D)	15,877	14,828

	463,051	328,319
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	109,049	105,107
Less accumulated depreciation	(59,852)	(57,929)

	49,197	47,178
MINING PROPERTIES
Operational mining properties	122,650	121,441
Less accumulated depletion	(107,794)	(105,486)

	14,856	15,955
Mineral interests	72,201	72,201
Less accumulated depletion	(3,860)	(2,218)
	68,341	69,983
Non-producing and development properties	89,886	72,488

	173,083	158,426
OTHER ASSETS
Ore on leach pad, non-current portion	31,316	29,254
Restricted cash and cash equivalents	17,041	16,943
Debt issuance costs, net	5,378	5,454
Deferred tax assets	2,837	923
Other	7,666	8,319

	64,238	60,893

TOTAL ASSETS	$749,569	$594,816

First Quarter 2006 Results (May 8, 2006)	Page 9 of 11

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2006	December 31, 2005
	(In thousands except share data)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$12,426	$17,189
Other current liabilities	6,604	6,274
Accrued interest payable	469	1,031
Accrued salaries and wages	4,864	7,840
Current taxes payable	1,716	66
Liabilities of operations held for sale (Note D)	12,816	12,908

	38,895	45,308
LONG-TERM LIABILITIES
1-1/4% Convertible Senior Notes due January 2024	180,000	180,000
Reclamation and mine closure	24,301	24,082
Other long-term liabilities	4,286	3,873

	208,587	207,955
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common Stock, par value $1.00 per share; authorized 500,000,000 shares, issued 278,869,045 and 250,961,353 shares in 2006 and
2005 (1,059,211 shares held in treasury)	278,869	250,961
Additional paid-in capital	775,611	656,977
Accumulated deficit	(537,369)	(551,357)
Shares held in treasury	(13,190)	(13,190)
Accumulated other comprehensive loss	(1,834)	(1,838)

	502,087	341,553

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$749,569	$594,816

First Quarter 2006 Results (May 8, 2006)	Page 10 of 11

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2006 and 2005
(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss )	$14,338	$(1,145)
Add (deduct) non-cash items:
Depreciation and depletion	6,318	4,149
Deferred taxes	(2,073)	679
Unrealized gain on embedded derivative, net	(1,559)	(391)
Share based compensation	625	400
Other charges	502	410
Changes in Operating Assets and Liabilities:
Receivables	4,830	(1,316)
Prepaid and other current assets	336	882
Inventories	(4,590)	(3,256)
Accounts payable and accrued liabilities	(918)	(2,332)
Discontinued operations	(645)	(577)

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	17,164	(2,497)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(11,381)	(10,546)
Proceeds from sales of short-term investments	10,316	6,015
Capital expenditures	(27,806)	(3,499)
Other	(241)	(29)
Discontinued operations	(497)	(632)

CASH USED IN INVESTING ACTIVITIES	(29,609)	(8,691)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	154,560	--
Payment of public offering costs	(8,388)	--
Common stock repurchased	(739)	(569)
Other	47	(80)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES:	145,480	(649)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	133,035	(11,837)

Cash and cash equivalents at beginning of period	214,616	273,068

Cash and cash equivalents at end of period	$347,651	$261,231

First Quarter 2006 Results (May 8, 2006)	Page 11 of 11